Exhibit 5.1

October 29, 2026

INmune Bio Inc.

225 NE Mizner Blvd., Suite 640

Boca Raton, Florida 33432

Re:	Registered Direct Offering Pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to INmune Bio Inc., a Nevada corporation (the “Company), in connection with the Securities Purchase Agreement dated October 27, 2026 (the “Purchase Agreement”), by and between the Company and the purchaser signatory thereto (the “Purchaser”), relating to the issuance and sale by the Company to the Purchasers of 3,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.	The Articles of Incorporation of the Company;

2.	The Amended Bylaws of the Company;

3.	The Purchase Agreement;

4.	Registration Statement on Form S-3 (File No. 333-279036) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 1, 2024, as amended on August 2, 2024, in the form in which it became effective on August 7, 2024 (the “Registration Statement”) pursuant to the Securities Act;

5.	The prospectus supplement dated October 27, 2028, filed with the Commission pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus Supplement”), together with the base prospectus dated May 1, 2024;

6.	The Placement Agency Agreement, dated October 27, 2026, by and between the Company and A.G.P./Alliance Global Partners; and

7.	Unanimous Written Consent of the Board of Directors of the Company approving the Purchase Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed (i) that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

The opinion expressed below is limited to the federal securities laws of the United States of America and the corporate laws of the State of Nevada and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus Supplement and the Purchase Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP